Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Sigma Designs, Inc. on Form S-8 (File No. 333-180505, effective April 2, 2012; File No. 333-176728, effective September 8, 2011; File No. 333-173532, effective April 15, 2011; File No. 333-171157, effective December 14, 2010; File No. 333-167869, effective June 29, 2010; File No. 333-163125, effective November 16, 2009; File No. 333-161560, effective August 26, 2009; File No. 333-158076, effective March 18, 2009; File No. 333-149628, effective March 11, 2008; File No. 333-144213, effective June 29, 2007; File No. 333-132303, effective March 9, 2006; File No. 333-128895, effective October 7, 2005; File No. 333-114374, effective April 9, 2004; File No. 333-106978, effective July 11, 2003; File No. 333-103513, effective February 28, 2003; File No. 333-83126, effective February 21, 2002; File No. 333-64234, effective June 29, 2001) of our reports dated April 17, 2014, with respect to the consolidated balance sheets of Sigma Designs, Inc. and subsidiaries as of February 1, 2014 and February 2, 2013, and the related consolidated statements of operations, comprehensive loss, shareholders' equity, and cash flows for each of the fiscal years in the three-year period ended February 1, 2014 and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of February 1, 2014, which reports appear in the February 1, 2014 annual report on Form 10-K of Sigma Designs, Inc.

/s/ ArmaninoLLP

ArmaninoLLP

San Jose, California

April 17, 2014